                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) December 18, 2009

DAVIDSON GROWTH PLUS, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware                  0-15675                 52-1462866

 (State or other jurisdiction       (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Davidson Growth Plus, L.P., a Delaware limited partnership (the “Registrant”), owns a 99% interest in The New Fairways, L.P., a Delaware limited partnership (the “Partnership”).  The Partnership owns The Fairway Apartments (“Fairway”), a 256-unit apartment complex located in Plano, Texas.   As previously disclosed, on October 19, 2009 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Contract”) with a third party, Landbanc Capital, Inc., an Arizona corporation (the “Purchaser”), to sell Fairway to the Purchaser for a total sales price of $11,750,000.

As previously disclosed, on November 20, 2009 and November 23, 2009, the Partnership and the Purchaser entered into amendments to the Purchase and Sale Contract pursuant to which the purchase price was reduced to $11,650,000, the feasibility period was extended from November 20, 2009 to December 18, 2009 and the expected closing date was extended from December 18, 2009 to January 18, 2010.

On December 18, 2009, the Partnership and the Purchaser entered into a Third Amendment to Purchase and Sale Contract (the “Third Amendment”), pursuant to which the expected closing date was further extended from January 18, 2010 to January 29, 2010. The parties agreed that the closing date may be extended without penalty at the option of Seller to a date not later than 45 days following the current expected closing date of January 29, 2010, upon at least ten business days prior written notice to Purchaser.

This summary of the terms and conditions of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10 ZZ       Third Amendment to Purchase and Sale Contract between The New Fairways, L.P., a Delaware limited partnership, and Landbanc Capital, Inc., an Arizona corporation, dated December 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON GROWTH PLUS, L.P.

By:   Davidson Growth Plus G.P. Corporation

Managing General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: December 22, 2009